FORM OF EXECUTIVE BONUS ARRANGEMENT


The position you hold with American Public Life is a very important and vital one. The manner in which you perform the responsibilities of your position has a direct effect on the profit level of this company. In recognition of your value to APL you have been selected as a participant in a newly developed Executive Bonus Program (EBP).

The EBP will be based on the annual performance of APL from October 1 through September 30 each year or until otherwise notified. The first bonus for which you will be eligible will be earned based on the results beginning October 1, 1997 through September 30, 1998.

The EBP will be as outlined:

1. The procedures will be as follows:

         a. Calculate the before tax value of APL as of September 30 using actuarial assumptions agreed upon by the CEO and Board of Directors. No rule of thumb will be used.

         b. From the above calculations, determine the general expense level under which the company should be operating.

         c. The above calculations will be performed during the fourth quarter each calendar year.

2. The Executive Bonuses will be calculated as follows:

         a. First component: Assume a shareholder's minimum rate of return on the value of the company. A 7 1/2% pre-tax or 5% after tax minimum annual rate of return is required. A bonus of 10% of the value added over the minimum return is earned.

         b. Second component: Calculate the difference between the assumed general expense level under which the company should be operating and the actual general expense level. A bonus equal to 10% of this difference from one year to the next will be earned.




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3. Example of estimated values and bonus calculations at the end of '97:

         a. Calculated values               9/30/96           9/30/97
                                         -----------          -----------

1) Pre-tax value of company              $20,000,000          $22,500,500
2) Assumed General Expense Level           2,000,000            2,200,000
3) Actual General Expense Level            4,000,000            3,900,000
4) Difference between Actual and           2,000,000            1,700,000
    assumed General Expense

         b.  First Bonus Component


1) Increase in company value                    $2,500,000
2) Minimum required shareholder return           1,500,000
    (.075 x 20,000,000)
3) Value added over minimum return               1,000,000
4) Bonus amount (10% of value added)               100,000

         c. Second Bonus Component


1) Decrease in Excess General Expenses          $   300,000
    ($2,000,000 - $1,700,000)
2) Bonus amount (10% of decrease)                    30,000

         d. Total Bonus Amount


1) First Component                              $   100,000
2) Second Component                                  30,000
                                                    -------
3) Total Bonus                                  $   130,000




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                                                 BONUS ALLOCATION

The driving force for the increase in value added comes from the addition of new business. Therefore, marketing participants will have their bonus tied to new production.

The following allocations will be made for participating executives:

a) Marketing participants - 1% of first year collected premium in the last 12 months (Oct. 1 -Sep 30) not to exceed 50% of the total bonus pool.

b) Other executive participants - difference between total executive bonus pool and that paid to Marketing participants.

Based upon your responsibilities, you will be eligible for a bonus under (b) in the "Bonus Allocation" outlined above.

The CEO and Board of Directors (outside) will approve the allocations among participants. Allocations will be based upon subjective evaluation of your contribution to the overall financial results as outlined in the bonus calculations.

The bonus earned is not vested and you must be an employee of the company on the date the bonus is paid. The company reserves the right to cancel or modify this program at any time.

It is anticipated that the bonuses will be distributed in December of each year unless you are otherwise notified. Your participation in this plan is confidential. I know I can count on your help in reaching the company objectives, resulting in the accelerated growth of the company and the bonus pool!